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                     EXHIBITS FOR N-5 REGISTRATION STATEMENT
                        OF WATERSIDE CAPITAL CORPORATION

Exhibit 11 Opinion of Clark & Stant, P.C., a Virginia Professional Corporation,
               as to the legality of the shares being registered.


                              FORM OF LEGAL OPINION


                               CLARK & STANT, P.C.
                         Attorneys and Counselors at Law
                             900 One Columbus Center
                         Virginia Beach, Virginia 23462
                            Telephone (757) 499-8800
                            Facsimile (757) 473-0395



                                                                January 29, 1998



Waterside Capital Corporation
300 East Main Street
Norfolk, VA 23510

Ladies and Gentlemen:

          This opinion is furnished to you in connection with a Registration Statement on Form N-5, dated September 30, 1997 ( S.E.C. File No. 333-36709) as amended by Amendment No. 1, dated December 12, 1997, Amendment No. 2 dated January 9, 1998 and Amendment No. 3 dated January 29, 1998 (collectively, the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of an aggregate of 800,000 shares of common stock, $1.00 par value per share (the "Shares"), of Waterside Capital Corporation, a Virginia corporation (the "Company"), together with an over-allotment option granted by the Company to the Underwriter (as defined below) to purchase an additional 120,000 Shares and the registration of a Common Stock Purchase Warrant (the "Warrant") and the certain shares of Common Stock underlying the Warrant (the "Warrant Shares"). The Shares are to be sold, and the Warrant and Warrant Shares issued, by the Company under an underwriting agreement (the "Underwriting Agreement") between the Company and Scott & Stringfellow, Inc. (the "Underwriter").

          We have acted as counsel for the Company in connection with the sale by the Company of the Shares and the issuance of the Warrant and the Warrant Shares. As to matters of fact material to our opinions, we have examined and relied on (i) signed copies of the Registration Statement and all exhibits, all as filed with the Commission, (ii) the Underwriting Agreement in the form Warrant and the Warrant Shares. As to matters of fact material to our opinions, we have examined and relied on (i) signed copies of the Registration Statement and all exhibits, all as filed with the Commission, (ii) the Underwriting Agreement in the form Warrant and the Warrant Shares. As to matters of fact material to our opinions, we have examined and relied on (i) signed copies of the Registration Statement and all exhibits, all as filed with the Commission,
(ii) the Underwriting Agreement in the formof all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

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          Based on the foregoing, we are of the opinion that the Shares to be sold, and the Warrant and the Warrant Shares to be issued, by the Company have been duly authorized by all necessary corporate action of the Company and, when sold and issued by the Company in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

          We consent to the filing of this opinion as part of the Registration Statement and to the use of our name and in the related Prospectus under the caption "Legal Matters." We also consent to the incorporation by reference of this opinion in any subsequent registration statement for the same Offering that may be filed under Rule 462(b) of the Act.

          This opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                            Very truly yours,



                                            CLARK & STANT, P.C.